UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2015 (December 1, 2015)

Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, U.K.

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to its Schedule TO filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on November 2, 2015, MAM Software Group, Inc. (“we,” “our,” “us,” or the “Company”) disclosed its intention to enter into a credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) as described below.

Credit Facility

On December 1, 2015, we, as borrower, entered into the Credit Facility with JPMorgan, as lender. The agreements comprising the Credit Facility (collectively, the “Agreements”), included a credit agreement (the “Credit Agreement”), a revolving credit note (the “Revolving Note”) and a term note (the “Term Note”), are summarized below. Prior to the entry into the Agreements, there was no material relationship between the Company and JPMorgan, other than with respect to the material agreements described herein.

Credit Agreement and Revolving Note. Pursuant to the terms of the Credit Agreement and the Revolving Note (collectively, the “Revolving Credit Facility”), revolving loans are available to us from December 1, 2015 (the “Closing Date”), through December 1, 2018 (the “Maturity Date”), unless the revolving credit commitment has been reduced to zero or terminated, in each case in accordance with the terms of the Credit Facility. The Revolving Credit Facility provides for a revolving credit commitment of an initial amount up to $2,500,000 (“Revolving Credit Commitment”), which is subject to adjustment as provided for in the Credit Agreement.

Pursuant to the Credit Agreement, we ordinarily have the option to select between two types of borrowings with the applicable interest rate based on a spread over the London interbank offered rate (each, a “Eurodollar Borrowing”) or the Lender’s prime rate (each, a “CBFR Borrowing”), as such interest rate may be adjusted in accordance with the applicable total leverage ratio at the time of each borrowing, as defined in the Credit Agreement.

We have the option to prepay the principal balance of the Revolving Note in whole or in part at any time. In the event that we elect to prepay a Eurodollar Borrowing, we will be required to: (a) provide three days’ prior written notice and (b) compensate the Lender for loss, reasonable cost, and expense associated therewith. In the event that we elect to prepay a CBFR Borrowing, we will be required to provide one day’s written notice.

The Credit Agreement contains customary affirmative and negative covenants, including maximum limits for capital expenditures per fiscal year, and leverage ratios, late charges, default interest rates, and default and remedy provisions.

The Credit Agreement and Term Note. Pursuant to the terms of the Credit Agreement, JPMorgan on the Closing Date extended to us a term loan (the “Term Loan”) in the principal amount of $9,500,000 that was evidenced by the Term Note issued on the Closing Date. The Term Loan is a one-time loan, and unlike the Credit Facility, the principal amount is not available for re-borrowing.

Pursuant to the Term Note, we, may, as set forth above, choose between a Euro Borrowing and a CBFR Borrowing. The Term Note is repayable in 35 equal monthly installments of $158,333.33 each, payable on the first day of each calendar month commencing January 1, 2016, through November 1, 2018, with the balance due on December 1, 2018. Our right to prepay the Term Loan is similar to our right to prepay the Credit Facility as described above.

We have agreed to pay to the Lender a closing fee in an aggregate amount equal to $60,000. In connection with the Credit Facility, we have agreed to pay a quarterly commitment fee, which will accrue at the Applicable Rate on the daily amount of the undrawn portion of the Revolving Credit Commitment during the period from and including December 1, 2015 to but excluding the day on which the Revolving Credit Facility terminates.

The expenses of this financing were approximately $110,000, which included lender fees of $60,000 and professional and due diligence fees of approximately $50,000.

We intend to use the proceeds from the Credit Facility to repurchase shares of the Company’s common stock pursuant to the Company’s tender offer referenced above and for other general corporate purposes.

The foregoing summary of the terms of the Credit Agreement, the Revolving Note and the Term Note is qualified in its entirety by reference to the complete Credit Agreement, the Revolving Note, and the Term Note, forms of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Security Documents

Our obligations under the Credit Agreement are secured by the security documents (collectively, the “Security Documents”) described below:

Pledge and Security Agreement (Borrower) and  Pledge and Security Agreement (Grantor). Under these security agreements, our promise to repay the Revolving Note and the Term Loan and to fulfill our other obligations pursuant to the Credit Agreement are partially secured by a first priority lien on (a) substantially all of our assets and a pledge of our equity interests in of our wholly owned domestic subsidiary, MAM Software, Inc. and (b) substantially all of the assets of MAM Software, Inc., in each case, upon the terms and subject to the conditions set forth in the applicable Pledge and Security Agreement for the benefit of JPMorgan.

UK Security Agreement. Pursuant to a certain Deed of Negative Pledge Agreement, the Company and MAM Software Limited, its wholly owned United Kingdom subsidiary, agreed to various negative covenants and a pledge of 65% of the Company’s ordinary shares of MAM Software Limited for the benefit of JPMorgan, upon the terms and subject to the conditions set forth in the Deed of Negative Pledge Agreement.,

Guaranty of Payment Agreement. Our subsidiary, MAM Software, Inc., has also guaranteed the payment and performance of our obligations under the Credit Agreement, pursuant to the Guaranty of Payment Agreement of MAM Software, Inc. for the benefit of JPMorgan.

Each of these agreements contains customary events of default and acceleration of payment obligation provisions.

The foregoing summary of the terms of the Security Documents is qualified in its entirety by reference to the complete Pledge and Security Agreement (Borrower), Pledge and Security Agreement (Grantor), Deed of Negative Pledge Agreement and Guaranty Agreement, copies of which are attached hereto as Exhibits 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.

All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Credit Agreement dated as of December 1, 2015, among MAM Software Group, Inc. and JPMorgan Chase Bank, N.A.
10.2	Form of the Company’s Revolving Credit Note dated December 1, 2015, in the principal amount of $2,500,000
10.3	Form of the Company’s Term Note dated December 1, 2015, in the principal amount of $9,500,000.
10.4	Form of Pledge and Security Agreement dated as of December 1, 2015, by and between MAM Software Group, Inc., Borrower, and JPMorgan Chase Bank, N.A., on behalf of Lender and the other Secured Parties.
10.5	Form of Pledge and Security Agreement dated as of December 1, 2015, by and between MAM Software, Inc., Grantor, and JPMorgan Chase Bank, N.A., on behalf of Lender and the other Secured Parties.
10.6	Form of Deed of Negative Pledge Agreement dated as of December 1, 2015, by and between MAM Software Group, Inc. and MAM Software Limited and JPMorgan Chase Bank, N.A.
10.7	Form of Guaranty of Payment Agreement dated as of December 1, 2015, by MAM Software, Inc., Guarantor, in favor of JPMorgan Chase Bank, N.A., as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2015

MAM SOFTWARE GROUP, INC.

/s/ Brian H. Callahan
Name: Brian H. Callahan
Title: Executive Vice President and Chief Financial Officer